UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2005

EARTHWORKS ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15599	22-2442288
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6467 Zuma View Place, Suite 160, Malibu, CA 90265
(Address of principal executive offices)

(310) 589-0227
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 16, 2005 Earthworks was notified by its independent accountant that the manner in which Earthworks had accounted for certain rights acquired from its CEO during its 2004 fiscal year was mistaken. The rights were originally capitalized based on the fair market value of the shares of common stock that Earthworks issued in exchange for the rights. Because the CEO is a shareholder of Earthworks, the rights should have been recorded at the CEO’s historical cost, pursuant to SAB 48 Topic 5G: “Transfers of Nonmonetary Assets by Promoters or Shareholders.” The result of applying the proper accounting treatment has been to reduce the total assets on Earthworks’ balance sheet by $2,000,000.

The corrected accounting policy was applied in Earthworks’ Annual Report on Form 10-KSB for the year ended September 30, 2005. Note 3 to the Financial Statements in that Report sets forth the effect of the restatement on the total assets reported by Earthworks in its Annual Report for the year ended September 30, 2004. The restatement was implemented after Earthworks’ independent accountant discussed the accounting error with Earthworks’ Board of Directors.

Because of the accounting error described above, the financial statements contained in the following documents filed by Earthworks with the Securities and Exchange Commission should not be relied upon:

Quarterly Report on Form 10-QSB for the period ended December 31, 2003
Quarterly Report on Form 10-QSB for the period ended March 31, 2004
Quarterly Report on Form 10-QSB for the period ended June 30, 2004
Annual Report on Form 10-KSB for the year ended September 30, 2004
Quarterly Report on Form 10-QSB for the period ended December 31, 2004
Quarterly Report on Form 10-QSB for the period ended March 31, 2005
Quarterly Report on Form 10-QSB for the period ended June 30, 2005

Earthworks has requested Rosenberg Rich Baker Berman & Co., its independent accountant, to furnish a letter addressed to the Securities and Exchange Commission stating whether or not the firm agrees with the statements in this 8-K. A copy of that letter is filed as exhibit 7 to this 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits
7.	Letter from Rosenberg Rich Baker Berman & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHWORKS ENTERTAINMENT, INC.

Dated: February 15, 2006	By:	/s/ Peter Keefe
Peter Keefe
Chief Executive Officer